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                                                                    EXHIBIT 99

                                           UJB FINANCIAL CORP.
                                           301 CARNEGIE CENTER
                                           P.O. BOX 2068
                                           PRINCETON, NJ 08543-2066
                                           609 987-3200
                                           ------------------------------------
[UJB LOGO]                                 NEWS RELEASE

                             FOR RELEASE:  Immediate

CONTACT AT SUMMIT BANCORPORATION           CONTACT AT UJB FINANCIAL
Lori Friedman, VP                          C. Scott Rombach, SVP
Public Relations                           Corporate Communications
(201) 701-2638                             (609) 987-3350

William S. Burns, SVP                      Kerry K. Calaiaro, SVP
Investor Relations                         Investor Relations
(201) 701-2581                             (609) 987-3226


            UJB FINANCIAL CORP. AND SUMMIT BANCORPORATION TO MERGER; NEW COMBINED COMPANY WILL HAVE STRONG POSITION IN NJ, PA


PRINCETON, NEW JERSEY, September 11, 1995 -- UJB Financial Corp. (NYSE:UJB) and The Summit Bancorporation (NASDAQ:SUBN) today announced a definitive agreement to merge in a stock-for-stock exchange. Summit, headquartered in Chatham, NJ, is a one-bank holding company with assets of $5.5 billion.

Under the terms of the merger agreement, which was approved yesterday by the boards of directors of both banks, Summit shareholders will receive 0.90 shares of UJB Financial common stock for each share of Summit common stock in a tax-free exchange. The merger will be accounted for as a pooling-of-interests. Based on the recent average closing price of UJB Financial common stock, the transaction has a value of $31.95 per share for a total of $1.2 billion.

The new corporation, which will operate under the Summit Bank Corp name, will have $22 billion in assets, deposits of $17.6 billion and shareholders equity of $1.7 billion. The merger will create New Jersey's second largest bank, with a top three market share position in 13 of the state's 21 counties. The new Summit will command the number one market share position in four of the nation's top 25 counties ranked by per capita income. The company will retain a strong presence in eastern Pennsylvania.


T. Joseph Semrod, 58, UJB Financial's Chairman, will be Chairman and Chief Executive Officer of the new organization, Robert G. Cox, 54, President and CEO of Summit, will be President and will also join the board of directors. In addition, five current directors of the Summit organization will also join the board of the combined company.

"This strategic partnership has compelling benefits for us and is an important part of our previous stated growth plan," Mr. Semrod said. "It is a solid blend of two common business cultures and
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philosophies and substantially enhances our market share in the ninth largest banking market in the nation. We are poised at the threshold of some very exciting business opportunities."

        Mr. Cox said "Summit has built an impressive retail franchise in New Jersey, while UJB Financial has scored successes by developing niche businesses, such as lending to health care professionals and hospitals and has a strong asset based lending activity. This transaction greatly enhances our business development strategies. We are forming a strategic partnership that rewards shareholders and offers customers a broader array of products and services."

        With 2.9 million households in New Jersey, the new Summit has a relationship with 749,000 or 26 percent of these households.

        "The prompt integration of Summit and UJB Financial will generate cost savings that will offset the initial dilution to UJB Financial shareholders, and is expected to add to earnings per share in 1997. The transaction will enable the combined entity to achieve returns that neither company could realize on a stand alone basis." Mr. Semrod added, "We remain dedicated to building shareholder value."

        The integration and cost-reduction process, which will be headed by Mr. Cox and John G. Collins, UJB Financial Vice Chairman, will result in a projected pre-tax cost savings of $78 million as duplicative systems and capacity are eliminated and other merger synergies realized.

        In addition to realizing substantial cost savings, Mr. Semrod noted, "This acquisition offers UJB Financial solid opportunities for increased revenues from expanded product offerings and cross selling. The combined company will offer customers a broad array of products and services including private banking, discount brokerage, leasing, proprietary mutual funds, international banking, employee benefits, debit cards, automated teller machine transaction processing and retail life insurance."

        The parties have granted to each other customary stock options representing 19.9 percent of the issuer's outstanding shares. The transaction is expected to close in the first quarter of 1996, subject to regulatory and shareholder approvals. UJB Financial expects to incur a one-time restructuring charge of approximately $54 million after taxes.

        Merrill Lynch & Co. is acting as UJB Financial's advisor, and Keefe, Bruyette & Woods Inc. is Summit's. Both have provided fairness opinions in connection with the transaction.

        UJB Financial is a Princeton, NJ-based financial services company with $15.9 billion in assets. It operates 277 community banking offices and 277 ATMs through United Jersey Bank and New Jersey Savings Bank in New Jersey and First Valley Bank in Pennsylvania. The company provides financial services through its major lines of business including commercial banking, retail banking, mortgage banking and investment management. These core businesses and nine non-bank subsidiaries, offer a full array of financial services to individuals, businesses, non-profit organizations, government entities and other financial institutions.


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                              TRANSACTION SUMMARY

TERMS

Name                          - Summit Bank Corp

Structure                     - Pooling-of-interests
                              - Tax-free exchange
                              - Definitive agreement signed
                              - Due diligence completed

Terms                         - Fixed exchange ratio of 0.90 shares of UJB
                                Financial common stock for each Summit share
                              - No walkways
                              - Stock option agreements in place

Timing                        - Subject to normal regulatory and shareholder
                                approvals
                              - Targeted to close first quarter 1996


PRICING

Purchase price per share      $31.95, based on UJB average of $35.50

Price to market               1.24x

Price to stated book          2.37x

Price to tangible book        2.42x

Price to 1996E consensus      13.9x

Summit shares outstanding     37.0 million*

Fixed exchange ratio          33.3 million

Indicated deal value          $1.2 billion

*Includes pending acquisition of Garden State Bancshares, Inc.


                INSTRUCTIONS FOR PRESENTATION AND TELECONFERENCE

Please joint us at a teleconference TODAY to discuss the merger of UJB Financial Corp. (UJB) and The Summit Bancorporation (SUBN) announced this morning.

The conference will be held at the St. Regis, 2 East 55th Street (directly off Fifth Avenue), in the Iridium Meeting Room (lower level) in New York City. The meeting will begin promptly at 10:00 a.m. and end at 11:00 a.m. Materials will be made available at the meeting.

                                    - more -

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There is a teleconference number for the conference if you would like to participate via telephone. To participate in the meeting via teleconference, call 1-800-289-0493. Participants must give confirmation number 184442 after asking for the UJB Financial call.

Mr. T. Joseph Semrod and Mr. Robert G. Cox from both organizations will provide an overview of the new company and its strategy. Once the presentation is completed, the floor will be open to questions.

A three-day replay of the 10:00 a.m. conference will be available on 1-800-839-1882.

There will be a press conference starting at 11:30 a.m. To participate in the press conference via teleconference, call 1-800-289-0493. Participants must give confirmation number 184448.


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